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                                                                       EXHIBIT i

                              CONSENT OF COUNSEL

                          SHORT-TERM INVESTMENTS CO.


          We hereby consent to the use of our name and to the reference to our firm under the caption "Investment Advisory and Other Services - Counsel to the Company" in the Statements of Additional Information for the Liquid Assets Portfolio and the Prime Portfolio, both of which are included in Post-Effective Amendment No. 17 to the Registration Statement under the Securities Act of 1933, as amended (No. 33-66240), and Amendment No. 18 to the Registration Statement under the Investment Company Act of 1940, as amended (No. 811-7892), on Form N-1A of Short-Term Investments Co.



                              /s/ BALLARD SPAHR ANDREWS & INGERSOLL, LLP
                              -----------------------------------------------
                              Ballard Spahr Andrews & Ingersoll, LLP


Philadelphia, Pennsylvania
October 29, 2001